Exhibit 99.1

SAFEGUARD SCIENTIFICS ANNOUNCES FULL YEAR AND FOURTH QUARTER 2021 FINANCIAL RESULTS

Cash proceeds of $60.8 million from exits during 2021

Repurchases of 4.5 million common shares during 2021

Initiates evaluation of strategic options

Conference call and webcast on March 9, 2022 at 5 p.m. ET

Radnor, PA, March 9, 2022 — Safeguard Scientifics, Inc. (NYSE:SFE) (“Safeguard” or the “Company”) today announced financial results for the full year and three months ended December 31, 2021.

2021 HIGHLIGHTS

●	Capital Return
o

On October 7, 2021, Safeguard completed a modified Dutch auction self-tender that resulted in the repurchase of 4.3 million shares of its common stock at a cost of $39.0 million, or $9.06 per share, including transaction costs.

o	Safeguard also repurchased 236,159 shares on the open market for $1.6 million, or $6.94 per share during the second and third quarters of 2021.

●	Exits & Deployments
o

During the fourth quarter, Safeguard received $2 million of additional proceeds resulting from the resolution of certain contingent consideration terms under the 2018 sale of AdvantEdge Healthcare Solutions.

o

During the third quarter, Flashtalking was acquired by Mediaocean resulting in Safeguard receiving $44.8 million of cash proceeds upon the closing. As a result of this exit and the collection of $0.2 million of escrow amounts in the fourth quarter, Safeguard reported a gain on Flashtalking of $32.5 million for the year ended December 31, 2021.

o

During the first quarter, Zipnosis was acquired by Bright Health Group (BHG), a national integrated healthcare company. Safeguard received $3.5 million of cash proceeds and $15.3 million of preferred equity in BHG resulting in a gain of $17.3 million (see “Safeguard Company Performance” below for subsequent developments).

o	Safeguard also received $10.1 million of cash proceeds, including escrow amounts resolved to-date, from the exits of WebLinc, Velano Vascular and T-REX Group in separate transactions.
o

Safeguard’s 2021 deployments were limited to $1.7 million to Aktana in the third quarter and $1.0 million to Trice Medical in the first quarter. The aggregate of $2.7 million of deployments was less than the $5 million to $7 million expected at the beginning of the year primarily due to certain expected deployments being postponed until 2022.

o	Subsequent to year-end, Safeguard funded a $2 million convertible loan to Prognos Health, with other existing investors also participating.

●	Safeguard Company Performance
o

BHG completed an initial public offering during the second quarter resulting in the conversion of Safeguard’s BHG preferred stock into 1.3 million shares of common stock (subject to lock-up) and an unrealized gain of $7.4 million for the quarter. During the third and fourth quarters, Safeguard’s shares of Bright Health common stock experienced unrealized declines in fair value of $11.9 million and $6.3 million, respectively. Based on the closing price as of December 31, 2021, the fair value of Safeguard’s Bright Health common stock was $4.5 million.

www.safeguard.com	© 2022 Safeguard Scientifics, Inc. All rights reserved.
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o

During 2021, two Safeguard companies raised growth equity capital. Syapse raised $68 million in the first quarter from new investors and Trice raised capital in the third quarter in a financing led by a strategic investor, resulting in aggregate unrealized dilution gains of $9.3 million for both transactions.

o

The aggregate trailing twelve-month revenues ending September 30, 2021 for Safeguard’s ten companies, which excludes Flashtalking (exited in August 2021), Bright Health and Other Ownership Interests, was $246 million, down 7.1% from the comparable prior period.

●	Financial Results
o	Cash, cash equivalents and restricted cash totaled $24.8 million at December 31, 2021.
o

The carrying value of the Company’s ownership interests totaled $26.5 million at December 31, 2021, which includes the Bright Health common stock noted above. The total cost of Safeguard’s ownership interests was $155.8 million.

o	Net loss for the three months ended December 31, 2021 was $8.6 million, or $0.51 per share, compared with a net loss of $7.4 million, or $0.35 per share, for the same period in 2020.
o	Net income for the year ended December 31, 2021 was $27.0 million, or $1.36 per share, as compared with a net loss of $37.6 million, or $1.81 per share, for the year ended December 31, 2020.

●	Operating Costs
o

Safeguard continued to reduce its operating costs throughout 2021. General and administrative expenses totaled $1.1 million for the fourth quarter of 2021, as compared to $1.6 million for the comparable period of 2020. General and administrative expenses for the year ended December 31, 2021 were $7.2 million as compared to $9.5 million for the year ended December 31, 2020.

o

Safeguard also continued to lower its corporate expenses,[1] which totaled $0.8 million for the fourth quarter of 2021, as compared to $1.2 million for the comparable period of 2020, a 33% decline. Corporate expenses totaled $3.9 million for the year ended December 31, 2021, as compared to $5.2 million for the year ended December 31, 2020, a 25% annual decline.

●	Outlook
o	Safeguard expects follow-on deployments for its remaining ownership interests for 2022 of $5 million to $9 million.
o	Safeguard will continue to closely manage corporate expenses in 2022 and has established a target of $3.5 million to $4.0 million for the year, exclusive of transaction related expenses if any.
o	Safeguard has engaged Houlihan Lokey as its financial advisor to evaluate strategic alternatives for the Company.

“We made significant progress in 2021 maximizing the value of our portfolio company interests, driving exits, and returning cash to our shareholders. These efforts resulted in the successful self-tender transaction in Q3 2021 where we repurchased approximately $40 million of our stock or 22% of our outstanding shares. We remain excited about the portfolio and executing our strategy in 2022. We also recognize that there might be other avenues to further maximize shareholder value. To that end, we engaged Houlihan Lokey as our financial advisor to help us evaluate strategic transactions that may further maximize value to our shareholders,” said Eric C. Salzman, Chief Executive Officer.

1 Corporate expenses are general and administrative expenses excluding depreciation, severance, stock-based compensation and other non-recurring items.  See full reconciliation in the financial section of this statement.

www.safeguard.com	© 2022 Safeguard Scientifics, Inc. All rights reserved.
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OWNERSHIP INTERESTS AT DECEMBER 31, 2021

Companies	Category	Acquisition Year	Primary Ownership%	Fully Diluted Ownership% **	Carrying Value (in millions)	Cost (in millions)

Initial Revenue Stage: Up to $1 million
None
Revenue of $1 million to $5 million
Moxe Health Corporation	Healthcare	2016	27.6%	25.4%	$3.7	$7.5
Revenue of $5 million to $10 million
Lumesis, Inc.	Financial Services	2012	43.2%	43.3%	1.6	5.6
Revenue of $10 million to $20 million
Clutch Holdings, Inc.	Digital Media	2013	41.7%	33.0%	4.4	16.9
InfoBionic, Inc.	Healthcare	2014	25.2%	22.1%	-	22.0
meQuilibrium	Healthcare	2015	31.9%	22.9%	2.2	14.0
Syapse, Inc.	Healthcare	2014	11.1%	8.9%	5.4	25.0
Trice Medical, Inc.	Healthcare	2014	12.6%	9.0%	1.2	11.8
Revenue of $20 million to $50 million
Aktana, Inc.	Healthcare	2016	13.4%	11.4%	-	15.9
Prognos Health, Inc.	Healthcare	2011	28.5%	24.6%	2.6	12.6
Revenue greater than $50 million
MediaMath, Inc.	Digital Media	2009	13.2%	10.1%	-	15.5
Other Ownership Interests
Bright Health Group	Healthcare	2021			4.5	-
All others	Various				0.9	9.0
				TOTAL:	$26.5	$155.8

** Based on information provided by each respective company. Assumes the conversion or exercise of all currently outstanding securities including the issuance of all shares available under authorized employee equity programs. Does not reflect liquidation preferences, priority payments, proceeds from option and/or warrant exercises or other company-specific transaction-related obligations in a liquidation or exit transaction.

www.safeguard.com	© 2022 Safeguard Scientifics, Inc. All rights reserved.
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CONFERENCE CALL AND WEBCAST DETAILS

Please call 10-15 minutes prior to the call to register.

Date: March 9, 2022

Time: 5 p.m. ET

Webcast: https://events.q4inc.com/attendee/352425345

Live Number: 844-200-6205

Access Code: 544056

Speakers: Chief Executive Officer, Eric C. Salzman; and Senior Vice President and Chief Financial Officer, Mark A. Herndon

Format: Discussion of the full year and fourth quarter’s financial results followed by Q&A

The replay will be available by telephone (866-813-9403; access code 185142) through March 16, 2022. The webcast replay will be available for 90 days at Safeguard.com’s investor relations site under “Past events”. For more information please contact IR@safeguard.com.

www.safeguard.com	© 2022 Safeguard Scientifics, Inc. All rights reserved.
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About Safeguard Scientifics

Historically, Safeguard Scientifics has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. Safeguard is currently pursuing a focused strategy to value-maximize and monetize its ownership interests over a multi-year time frame to drive shareholder value. For more information, please visit www.safeguard.com.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements.” Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard’s ability to maximize the value of monetization opportunities of its ownership interests and drive total shareholder returns. Safeguard’s initiatives taken or contemplated to enhance and unlock value for all of its shareholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for ownership interests and maximize the return of value to its shareholders, Safeguard’s ability to create, unlock, enhance and maximize shareholder value, the effect of Safeguard’s management succession plan on driving increased organizational effectiveness and efficiencies, the ability of the management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of ownership interests, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for ownership interests, and the amount of net proceeds from the monetization of ownership interests that will enable the return of value to Safeguard shareholders after satisfying working capital needs and the timing of such return of value. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our ownership interests for maximum value or at all and the return of value to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing ownership interests, the fact that our companies may vary from period to period, challenges to achieving liquidity from our ownership interests, fluctuations in the market prices of our publicly traded holdings, if any, competition, our inability to obtain maximum value for our ownership interests, our ability to attract and retain qualified employees, market valuations in sectors in which our ownership interests operate, our inability to control our ownership interests, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our ownership interests, including the fact that most of our ownership interests have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. Further information on the above risk factors and other potential factors that could affect our future business, operating results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2021 and other periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.” The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

###

SAFEGUARD CONTACT:

Mark Herndon

Chief Financial Officer

(610) 975-4913

mherndon@safeguard.com

www.safeguard.com	© 2022 Safeguard Scientifics, Inc. All rights reserved.
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Safeguard Scientifics, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2021	December 31, 2020
Assets
Cash, cash equivalents and restricted cash	$24,764	$15,601
Ownership interests	4,549	—
Other current assets	965	462
Total current assets	30,278	16,063
Ownership interests in and advances	21,972	50,398
Other assets	1,778	2,574
Total Assets	$54,028	$69,035

Liabilities and Equity
Other current liabilities	$1,734	$3,470
Total current liabilities	1,734	3,470
Lease liability - non-current	1,678	2,053
Other long-term liabilities	50	637
Total equity	50,566	62,875
Total Liabilities and Equity	$54,028	$69,035

www.safeguard.com	© 2022 Safeguard Scientifics, Inc. All rights reserved.
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Safeguard Scientifics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating expenses	$1,135	$1,631	$7,153	$9,466
Operating loss	(1,135)	(1,631)	(7,153)	(9,466)
Other income (loss), net	(5,992)	(663)	22,035	(7,708)
Interest, net	79	52	276	261
Equity income (loss), net	(1,586)	(5,111)	11,846	(20,702)
Net income (loss) before income taxes	(8,634)	(7,353)	27,004	(37,615)
Income tax benefit (expense)	—	—	—	—
Net income (loss)	$(8,634)	$(7,353)	$27,004	$(37,615)
Net income (loss) per share:
Basic	$(0.51)	$(0.35)	$1.36	$(1.81)
Diluted	$(0.51)	$(0.35)	$1.36	$(1.81)
Weighted average shares used in computing income (loss) per share:
Basic	16,798	20,829	19,827	20,751
Diluted	16,798	20,829	19,827	20,751

www.safeguard.com	© 2022 Safeguard Scientifics, Inc. All rights reserved.
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Safeguard Scientifics, Inc.

Financial Data

(in thousands)

Additional Financial Information

Non-GAAP Measures

In discussing financial results and guidance, the Company refers to the measure "corporate expenses" which is not in accordance with Generally Accepted Accounting Principles (GAAP). We use this non-GAAP financial measure internally to make operating and strategic decisions, including evaluating our overall performance and as a factor in determining compensation for certain employees. We have defined corporate expenses as general and administrative costs excluding stock based compensation, severance costs, and non-recurring items and other.  Non-recurring items and other includes accruals related to the Company's LTIP plan that will not be paid until reaching a specified threshold within that plan. We believe presenting this non-GAAP financial measure provides additional information to facilitate comparison of our historical operating costs and their trends, and provides additional transparency on how we evaluate our cost structure. We also believe presenting this measure allows investors to view our performance using the same measure that we use in evaluating our performance and trends.

Corporate expenses reconciliation:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Corporate expenses	$825	$1,219	$3,865	$5,216
Stock based compensation	310	(14)	1,779	965
Severance costs	—	147	774	2,020
Non-recurring items and other	—	279	735	1,265
General and administrative expenses	$1,135	$1,631	$7,153	$9,466

www.safeguard.com	© 2022 Safeguard Scientifics, Inc. All rights reserved.

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